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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

This Letter Agreement dated June 1, 1995 is made, by and between Mr. Gregory S. Ayers (hereinafter "Employee") whose principal residence is 3113 San Carlos Street, Tampa, Florida, and UroQuest Corporation (hereinafter The "Company"), a Florida Corporation with principal offices located at 14280 Carlson Circle, Tampa, Florida, for the expressed purpose of defining an Employment Agreement (hereinafter the "Agreement") between the Parties.

                                    RECITALS:

WHEREAS Employee desires to obtain employment under the terms and conditions listed hereunder; and

WHEREAS the Company seeks to employ Employee under the terms and conditions listed hereunder;

The Parties hereby agree to the following:

                                PRINCIPAL TERMS:

1. The POSITION of employment shall be as the Company's Treasurer, Assistant Secretary and Vice President, Finance.

2.   The DATE of this Agreement shall be effective as of June 1, 1995.

3. The TERM of this Agreement shall be for a period of Five (5) years from the Date of this Agreement, subject to the provisions of Section 14 (Severance) below.

4. Employee shall receive a salary of Seven Thousand Five Hundred Dollars ($7,500) per month or Ninety Thousand Dollars ($90,000) annually, payable in bi-weekly installments and subject to deductions in taxes, FICA and other usual and customary amounts.

5. Employee shall receive additional compensation in the form of STOCK OPTIONS (hereinafter the "Options") granted from the Company's Non-Qualified Stock Option Plan (hereinafter the "Plan"). The Employee has received a grant of Two Hundred Fifty Thousand (250,000) shares of the Company's Options effective as of June 29, 1994, and as set forth more fully in the Incentive Stock Option Agreement entered into pursuant to the Plan. These Options were granted at an exercise price of $0.20 Dollars per share, which is consistent with the Plan as currently amended. Such shares vest over the Term of this Agreement as outlined in the Vesting Schedule below:

                             VESTING SCHEDULE
                             ----------------

      ANNUAL NUMBER
        OF SHARES              TIMING AND/OR EVENTS              TOTAL SHARES
     ---------------    ---------------------------------        ------------
      25,000            As of June 29, 1994                         25,000

      25,000            Upon the Anniversary of June 29, 1994
                        over the following four (4) years          100,000




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

    ANNUAL NUMBER
      OF SHARES              TIMING AND/OR EVENTS                   TOTAL SHARES
   ---------------    ---------------------------------             ------------

      50,000          Upon the first commercial sale of the Male
                      On-Command Catheter                              50,000

      15,000          Upon the first commercial sale of the Female
                      On-Command Catheter                              15,000

      10,000          Upon the first commercial sale of the
                      Snap Shot Device                                 10,000

      12,500          At the time that the Company's valuation,
                      as determined by either the Board or
                      through an initial public offering exceeds
                      Ten Million ($10,000,000) Dollars                12,500

      12,500          At the time that the Company's valuation,
                      as determined by either the Board or
                      through an initial public offering exceeds
                      Twenty Million ($20,000,000) Dollars             12,500

      25,000          At the time that the Company's valuation,
                      as determined by either the Board or
                      through an initial public offering exceeds
                      Thirty Million ($30,000,000) Dollars             25,000
                                                                     --------

                                                      TOTAL           250,000
                                                                      =======


6. All issued Options shall IMMEDIATELY VEST upon the sale, in a single transaction, of either 51% of the assets or 51% of the issued capital stock of the company. The exercise in full or in part of the warrant held by Warburg, Pincus Investors, L.P. ("Warburg") as of June 9, 1995 (the "Warrant") by Warburg or its assigns does not trigger this accelerated vesting provision.

7.   Employee shall receive the following paid HOLIDAYS:

               - New Year's Day
               - Good Friday
               - Memorial Day
               - Independence Day
               - Labor Day
               - Thanksgiving Day
               - Christmas Day

8. Employee shall be eligible to take Two (2) weeks of paid VACATION annually such eligibility to begin at the Funding Date.

9. Employee shall receive a BENEFITS PACKAGE consisting of health, life, and disability insurances and other such perquisites as may be now or ever generally made available to the Company's senior management. Such benefits package to take effect simultaneously with the Funding Date.



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10.  Employee shall at the request of the Company be required to pass a "KEY
     MAN" LIFE INSURANCE physical whereupon the Company shall be named as beneficiary.

11. Employee shall be reimbursed for all usual and customary OUT-OF-POCKET EXPENSES incurred as the result of any and all business-related activities as of the Date of this Agreement.

12. Employee shall have the right to VOLUNTARILY TERMINATE his employment at any time with Sixty (60) days written notice to the Company. However, any such voluntary termination of employment shall cause Employee to forfeit any and all rights to receive any further Options, Warrants, or other of the Company's securities or any and all other benefits awarded either herein or in the future, to include severance, insurances, allowances, and perquisites received or receivable by Employee at the effective date of said voluntary termination. Employee shall be entitled to receive any accrued salary and bonuses due at and upon the effective date of said voluntary termination, which shall not be earlier than Sixty (60) days subsequent to the Company's receipt of Employee's notice of voluntary termination.

13. Should Employee ever be TERMINATED FOR CAUSE, found guilty of any felony, breach any confidentiality agreements or other agreements made with the Company, or commit any acts of moral turpitude, or any other acts which would dishonor the good name of the Company, its employees, affiliates, associates, or other related parties; Employee shall forfeit any and all rights to any of the above compensations, benefits, and perquisites. In addition, should Employee be terminated for cause, the Company shall have the right to repurchase any and all Options then beneficially owned by Employee at the same price paid by Employee. Furthermore, any and all Options vested but as yet not purchased shall be forfeited by Employee upon the effective date of such termination.

14. The Company shall have the right to terminate this Agreement prior to the expiration of the Term herein, without cause. In the event the Company terminates the Employee without cause at any time, the Employee shall be entitled to receive Severance Pay equal to six months Total Annual Compensation (as defined below) payable in equal monthly installments, provided, however, that the Employee shall not be entitled to such Severance Pay in the event he is offered a position (which position is comparable in responsibility and compensation) with a new entity. Notwithstanding the foregoing, in the event the Employee is terminated immediately subsequent to a sale of 51% of the assets or 51% of the issued capital stock of the Company (other than through the exercise of the Warrant in full or in part by Warburg or its assigns), then the Employee shall be entitled to immediate payment of Severance Pay equal to nine months Total Annual Compensation. The term "Total Annual Compensation" means the Employee's annual cash compensation and benefits, including salary.

15. Employee agrees to abide by and to EXECUTE the Company's Invention, Confidential Information, and Non-Competition Agreement incorporated herein by reference and attached hereto as Addendum A, at the execution of the Agreement.

16. This Agreement shall be INTERPRETED under the laws of the State of Florida, and shall be binding upon the heirs, successors, assigns, Executors, and Administrators of both Parties.

17. This Agreement represents the ENTIRE AGREEMENT and no modifications may be made hereto without the execution of additional written amendments to this Agreement.


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IN WITNESS OF THE above understanding, the Parties hereunder affix their seals:


                  COMPANY                                EMPLOYEE

By:       /s/ Eric B. Hale                         /s/ G.S. Ayers
         --------------------------               -------------------------
         Eric B. Hale                             Gregory S. Ayers

Title:   President and Chief Executive Officer,
         UroQuest Corporation

Date:    __________________________               ________________________




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